Attachment A
EXPLANATION TO RESPONSES:

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Reporting Person          Issuer Name and Ticker Symbol   Statement for
                                                          MM/DD/YY
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Robert E. Curry           Xcyte Therapies, Inc. (XCYT)    3/19/04
c/o The Sprout Group
3000 Sand Hill Road
Building 1, Suite 170
Menlo Park, CA  94025
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(1)  Sprout Capital VII, L.P. ("Sprout VII"), Sprout CEO Fund, L.P. ("Sprout
     CEO"), DLJ First ESC, L.P. ("ESC") and Sprout Plan Investors, L.P. ("Plan
     Investors") are Delaware limited partnerships. DLJ Capital Corporation
     ("DLJCC") is also the general partner of Sprout CEO and the managing general partner of Sprout VII and, as such, is responsible for their day-to-day management. DLJCC makes all of the investment decisions on behalf of Sprout VII and Sprout CEO. DLJ Associates VII, L.P. ("Associates
     VII"), a Delaware limited partnership, is a general partner of Sprout VII and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout VII.
     DLJ Capital Associates VII, Inc. ("DLJCA VII"), a Delaware corporation and wholly-owned subsidiary of CSFB-USA, is the managing general partner of
     Associates VII. DLJ LBO Plans Management Corporation ("DLJLBO"), a Delaware
     corporation, is the general partner of ESC and, as such, is responsible for its day-to-day management. DLJLBO makes all of the investment decisions on behalf of ESC. DLJ LBO Plans Management Corporation II ("DLJLBOII"), a
     Delaware corporation, is the general partner of Plan Investors and, as such, is responsible for its day-to-day management. DLJLBOII makes all of the investment decisions on behalf of Plan Investors. DLJLBO and DLJLBOII are wholly-owned subsidiaries of Credit Suisse First Boston Private Equity,
     Inc. ("CSFBPE"), a Delaware corporation, which, in turn, is a wholly-owned subsidiary of CSFB-USA.

(2)  Includes 213 shares of Common Stock, upon conversion of convertible promissory notes held of record by DLJ Capital Corporation, 1,067 shares of
     Common Stock, upon conversion of convertible promissory notes held of record by Sprout Plan Investors, L.P., 9,283 shares of Common Stock, upon conversion of convertible promissory notes held of record by Sprout Capital
     VII, L.P. and 107 shares of Common Stock, upon conversion of convertible promissory notes held of record by Sprout CEO Fund, L.P., all of which convertible promissory notes were converted to Common Stock upon the closing of the issuer's initial public offering. Dr. Curry disclaims beneficial ownership of shares held by these entities except to the extent of his pecuniary interest therein.

(3)  Includes 9,569 shares of Series A Convertible Preferred Stock held of record by DLJ Capital Corporation., 47,846 shares of Series A Convertible
     Preferred Stock held of record by DLJ First ESC., L.P., 416,217 shares of
     Series A Convertible Preferred Stock held of record by Sprout Capital VII,
     L.P., and 4,834 shares of Series A Preferred Convertible Stock held of record by Sprout CEO Fund, L.P., all of which shares automatically converted to Common Stock upon the closing of the issuer's initial public offering. Dr. Curry disclaims beneficial ownership of shares held by these entities except to the extent of his pecuniary interest therein.

(4)  Includes 1,983 shares of Series B Convertible Preferred Stock held of record by DLJ Capital Corporation., 9,917 shares of Series B Convertible
     Preferred Stock held of record by DLJ First ESC., L.P., 86,270 shares of
     Series B Convertible Preferred Stock held of record by Sprout Capital VII,
     L.P., and 1,002 shares of Series B Preferred Convertible Stock held of record by Sprout CEO Fund, L.P., all of which shares automatically converted to Common Stock upon the closing of the issuer's initial public offering. Dr. Curry disclaims beneficial ownership of shares held by these entities except to the extent of his pecuniary interest therein.

(5)  Includes 4,156 shares of Series C Convertible Preferred Stock held of record by DLJ Capital Corporation., 20,780 shares of Series C Convertible
     Preferred Stock held of record by DLJ First ESC., L.P., 180,770 shares of
     Series C Convertible Preferred Stock held of record by Sprout Capital VII,
     L.P., and 2,099 shares of Series C Preferred Convertible Stock held of record by Sprout CEO Fund, L.P., all of which shares automatically converted to Common Stock upon the closing of the issuer's initial public offering. Dr. Curry disclaims beneficial ownership of shares held by these entities except to the extent of his pecuniary interest therein.

(6)  Includes 1,177 shares of Series D Convertible Preferred Stock held of record by DLJ Capital Corporation., 5,886 shares of Series D Convertible
     Preferred Stock held of record by DLJ First ESC., L.P., 51,204 shares of
     Series D Convertible Preferred Stock held of record by Sprout Capital VII,
     L.P., and 594 shares of Series D Preferred Convertible Stock held of record by Sprout CEO Fund, L.P., all of which shares automatically converted to
     Common Stock upon the closing of the issuer's initial public offering. Dr.
     Curry disclaims beneficial ownership of shares held by these entities except to the extent of his pecuniary interest therein.

(7)  Includes 1,308 shares of Series E Convertible Preferred Stock held of record by DLJ Capital Corporation., 6,540 shares of Series E Convertible
     Preferred Stock held of record by DLJ First ESC., L.P., and 56,893 shares of Series E Convertible Preferred Stock held of record by Sprout Capital
     VII, L.P., all of which shares automatically converted to Common Stock upon the closing of the issuer's initial public offering. Dr. Curry disclaims beneficial ownership of shares held by these entities except to the extent of his pecuniary interest therein.

(8)  Includes 660 shares of Series F Convertible Preferred Stock held of record by Sprout CEO Fund, L.P., all of which shares automatically converted to
     Common Stock upon the closing of the issuer's initial public offering. Dr.
     Curry disclaims beneficial ownership of shares held by these entities except to the extent of his pecuniary interest therein.

(9)  Includes 707 shares of Common Stock issuable upon exercise of warrants held of record by DLJ Capital Corporation, 3,535 shares of Common Stock issuable upon exercise of warrants held of record by DLJ First ESC, L.P., 30,762 shares of Common Stock issuable upon exercise of warrants held of record by
     Sprout Capital VII, L.P. and 356 shares of Common Stock issuable upon the exercise of warrants held of record by Sprout CEO Fund, L.P., all of which warrants were exercised upon the closing of the issuer's initial public offering through a net exercise feature at the initial public offering price.

(10) Includes 103 shares of Common Stock issuable upon exercise of warrants held of record by DLJ Capital Corporation, 523 shares of Common Stock issuable upon exercise of warrants held of record by DLJ First ESC, L.P., 4,551 shares of Common Stock issuable upon exercise of warrants held of record by
     Sprout Capital VII, L.P. and 52 shares of Common Stock issuable upon the exercise of warrants held of record by Sprout CEO Fund, L.P., all of which warrants were exercised upon the closing of the issuer's initial public offering through a net exercise feature at the initial public offering price.